Exhibit 99.1

Altair Announces Third Quarter 2024 Financial Results

TROY, Mich. – October 30, 2024 – Altair (Nasdaq: ALTR), today released its financial results for the third quarter and nine months ended September 30, 2024.

Immediately prior to the dissemination of this press release, Altair issued a press release announcing that it has entered into a merger agreement with a subsidiary of Siemens pursuant to which Altair will be acquired and stockholders of Altair will receive cash merger consideration as more fully described in that press release.

Third Quarter 2024 Financial Results

•	Software revenue was $138.7 million compared to $119.1 million for the third quarter of 2023, an increase of 16.5% in reported currency and 16.2% in constant currency

•	Total revenue was $151.5 million compared to $134.0 million for the third quarter of 2023, an increase of 13.0% in reported currency and 12.8% in constant currency

•

Net income was $1.8 million compared to a net loss of $(4.4) million for the third quarter of 2023, an improvement in earnings of $6.2 million. Net income per share, diluted was $0.02 based on 88.4 million diluted weighted average common shares outstanding, compared to net loss per share, diluted of $(0.05) for the third quarter of 2023, based on 80.4 million diluted weighted average common shares outstanding. Net income margin was 1.2% compared to net loss margin of (3.3)% for the third quarter of 2023

•

Non-GAAP net income was $21.2 million, compared to non-GAAP net income of $12.7 million for the third quarter of 2023, an increase of $8.5 million. Non-GAAP net income per share, diluted was $0.24 based on 88.4 million non-GAAP diluted common shares outstanding, compared to non-GAAP net income per share, diluted of $0.15 for the third quarter of 2023, based on 85.3 million non-GAAP diluted common shares outstanding

•	Adjusted EBITDA was $25.7 million compared to $15.5 million for the third quarter of 2023, an increase of 66.3% Adjusted EBITDA margin was 17.0% compared to 11.5% for the third quarter of 2023

•	Cash provided by operating activities was $14.5 million, compared to $16.4 million for the third quarter of 2023

•	Free cash flow was $9.8 million, compared to $14.7 million for the third quarter of 2023.

Conference Call Information

In light of the proposed transaction with Siemens, Altair is suspending quarterly financial results conference calls and its quarterly and annual guidance.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Non-GAAP Net Income, Non-GAAP Net Income Per Share, Billings, Adjusted EBITDA, Free Cash Flow, Non-GAAP Gross Profit and Non-GAAP Operating Expense.

Altair believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. The Company also believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP net income excludes stock-based compensation, amortization of intangible assets related to acquisitions, asset impairment charges, non-cash interest expense, other special items as identified by management and described elsewhere in this press release, and the impact of non-GAAP tax rate to income tax expense, which approximates our tax rate excluding discrete items and other specific events that can fluctuate from period to period.

Non-GAAP diluted common shares is calculated using the treasury stock method to calculate the effect of dilutive securities, stock options, restricted stock units and employee stock purchase plan shares and using the if-converted method to calculate the effect of convertible instruments. This is the same methodology that is used when calculating GAAP diluted shares. However, the determination of whether the shares are dilutive or antidilutive is made independently on a GAAP and non-GAAP net income (loss) basis and therefore the number of diluted shares outstanding for GAAP and non-GAAP may be different.

Billings consists of total revenue plus the change in deferred revenue, excluding deferred revenue from acquisitions.

Adjusted EBITDA represents net income adjusted for income tax expense, interest expense, interest income and other, depreciation and amortization, stock-based compensation expense, asset impairment charges and other special items as identified by management and described elsewhere in this press release.

Free cash flow consists of cash flow from operations less capital expenditures.

Non-GAAP gross profit represents gross profit adjusted for stock-based compensation expense and other special items as identified by management and described elsewhere in this press release.

Non-GAAP operating expense represents operating expense excluding stock-based compensation expense, amortization, asset impairment charges and other special items as identified by management and described elsewhere in this press release.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Altair urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

About Altair

Altair is a global leader in computational intelligence that provides software and cloud solutions in simulation, high-performance computing (HPC), data analytics and AI. Altair enables organizations across all industries to compete more effectively and drive smarter decisions in an increasingly connected world – all while creating a greener, more sustainable future. To learn more, please visit https://www.altair.com.

Important Information and Where to Find It

This communication relates to a proposed transaction between Altair and Siemens Industry Software Inc. (“Parent”). In connection with this proposed transaction, Altair will file a Current Report on Form 8-K with further information regarding the terms and conditions contained in the definitive transaction agreements and a proxy statement on Schedule 14A or other documents with the United States Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement or other document that Altair may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ALTAIR ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement, when available, will be mailed to stockholders of Altair as applicable. Investors and security holders will be able to obtain free copies of these documents, when available, and other documents filed with the SEC by Altair through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Altair will be available free of charge on Altair’s internet website at https://investor.altair.com or by contacting Altair’s primary investor relations contact by email at ir@altair.com or by phone at (248) 614-2400.

Participants in Solicitation

Altair, Parent, Siemens AG, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Altair, their ownership of Altair common shares, and Altair’s transactions with related persons is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 22, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001701732/000095017024018804/altr-20231231.htm), in its proxy statement on Schedule 14A for its 2024 Annual Meeting of Stockholders in the sections entitled “Corporate Governance Matters,” “Security Ownership of Certain Beneficial Owners and Management” and “Transactions with Related Persons”, which was filed with the SEC on April 5, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001701732/000119312524087903/d722499ddef14a.htm), certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This communication contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact, including statements regarding the proposed transaction, including the expected timing and closing of the proposed transaction; Altair’s ability to consummate the proposed transaction; the expected benefits of the proposed transaction and other considerations taken into account by the Altair Board of Directors in approving the proposed transaction; the amounts to be received by stockholders and expectations for Altair prior to and following the closing of the proposed transaction, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of Altair based on current expectations and assumptions relating to Altair’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) the timing to consummate the proposed transaction, (ii) the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur, (iii) the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, (iv) the diversion of management time on transaction-related issues, (v) risks related to disruption of management time from ongoing business operations due to the proposed transaction, (vi) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Altair, (vii) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Altair to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, (viii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, dated October 30, 2024, with Siemens (the “Merger Agreement”), including in circumstances requiring Altair to pay a termination fee, (ix) the risk that competing offers will be made; (x) unexpected costs, charges or expenses resulting from the merger, (xi) potential litigation relating to the merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, (xii) worldwide economic or political changes that affect the markets that Altair’s businesses serve which could have an effect on demand for Altair’s products and impact Altair’s profitability and (xiii) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, raw material pricing and supply issues, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Altair’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of Altair’s Annual Report on Form 10-K for the year ended December 31, 2023 and in Altair’s other filings with the SEC. The list of factors is not intended to be exhaustive.

These forward-looking statements speak only as of the date of this communication, and Altair does not assume any obligation to update or revise any forward-looking statement made in this communication or that may from time to time be made by or on behalf of Altair.

Media Relations

Altair

Jennifer Ristic

216-849-3109

jristic@altair.com

Investor Relations

Altair

Stephen Palmtag

669-328-9111

spalmtag@altair.com

ALTAIR ENGINEERING INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
(In thousands)	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$513,371	$467,459
Accounts receivable, net	121,345	190,461
Income tax receivable	20,794	16,650
Prepaid expenses and other current assets	31,489	26,053

Total current assets	686,999	700,623
Property and equipment, net	40,908	39,803
Operating lease right of use assets	31,856	30,759
Goodwill	476,209	458,125
Other intangible assets, net	84,904	83,550
Deferred tax assets	9,661	9,955
Other long-term assets	47,331	40,678

TOTAL ASSETS	$1,377,868	$1,363,493

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,607	$8,995
Accrued compensation and benefits	43,497	45,081
Current portion of operating lease liabilities	8,212	8,825
Other accrued expenses and current liabilities	40,267	48,398
Deferred revenue	114,525	131,356
Current portion of convertible senior notes, net	—	81,455

Total current liabilities	210,108	324,110
Convertible senior notes, net	226,812	225,929
Operating lease liabilities, net of current portion	24,484	22,625
Deferred revenue, non-current	26,310	32,347
Other long-term liabilities	53,254	47,151

TOTAL LIABILITIES	540,968	652,162

Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Preferred stock ($0.0001 par value), authorized 45,000 shares, none issued and outstanding	—	—
Common stock ($0.0001 par value)
Class A common stock, authorized 513,797 shares, issued and outstanding 59,518 and 55,240 shares as of September 30, 2024, and December 31, 2023, respectively	5	5
Class B common stock, authorized 41,203 shares, issued and outstanding 25,432 and 26,814 shares as of September 30, 2024, and December 31, 2023, respectively	3	3
Additional paid-in capital	971,835	864,135
Accumulated deficit	(117,324)	(130,503)
Accumulated other comprehensive loss	(17,619)	(22,309)

TOTAL STOCKHOLDERS’ EQUITY	836,900	711,331

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,377,868	$1,363,493

ALTAIR ENGINEERING INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue
License	$92,939	$79,825	$303,345	$279,972
Maintenance and other services	45,733	39,252	129,179	114,069

Total software	138,672	119,077	432,524	394,041
Engineering services and other	12,778	14,926	40,633	47,157

Total revenue	151,450	134,003	473,157	441,198

Cost of revenue
License	2,795	3,083	10,437	11,888
Maintenance and other services	16,045	13,689	46,410	41,754

Total software *	18,840	16,772	56,847	53,642
Engineering services and other	11,175	12,314	34,577	38,976

Total cost of revenue	30,015	29,086	91,424	92,618

Gross profit	121,435	104,917	381,733	348,580
Operating expenses:
Research and development *	56,111	51,598	164,014	160,126
Sales and marketing *	45,559	44,069	136,468	132,543
General and administrative *	17,500	17,218	54,555	53,791
Amortization of intangible assets	9,246	7,704	24,313	23,143
Other operating (income) expense, net	(2,669)	(4,408)	(4,337)	1,324

Total operating expenses	125,747	116,181	375,013	370,927

Operating (loss) income	(4,312)	(11,264)	6,720	(22,347)
Interest expense	1,317	1,529	4,497	4,583
Other income, net	(10,758)	(1,890)	(20,465)	(9,698)

Income (loss) before income taxes	5,129	(10,903)	22,688	(17,232)
Income tax expense (benefit)	3,350	(6,541)	9,509	11,369

Net income (loss)	$1,779	$(4,362)	$13,179	$(28,601)

Earnings (loss) per share, basic
Earnings (loss) per share	$0.02	$(0.05)	$0.16	$(0.36)
Weighted average shares	84,835	80,431	83,680	80,204
Earnings (loss) per share, diluted
Earnings (loss) per share	$0.02	$(0.05)	$0.15	$(0.36)
Weighted average shares	88,425	80,431	87,854	80,204

*	Amounts include stock-based compensation expense as follows (in thousands):

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Cost of revenue – software	$2,131	$2,468	$6,230	$7,792
Research and development	6,378	7,824	19,356	26,510
Sales and marketing	5,176	6,933	14,675	22,105
General and administrative	3,671	3,301	10,449	10,016

Total stock-based compensation expense	$17,356	$20,526	$50,710	$66,423

ALTAIR ENGINEERING INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2024	2023
OPERATING ACTIVITIES:
Net income (loss)	$13,179	$(28,601)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	31,120	29,271
Stock-based compensation expense	50,710	66,423
Deferred income taxes	(114)	2,178
Loss on mark-to-market adjustment of contingent consideration	189	4,494
Other, net	1,520	1,385
Changes in assets and liabilities:
Accounts receivable, net	72,916	47,226
Prepaid expenses and other current assets	(7,895)	959
Other long-term assets	408	(1,491)
Accounts payable	(5,416)	(5,494)
Accrued compensation and benefits	(1,977)	(2,726)
Other accrued expenses and current liabilities	(12,261)	(4,526)
Deferred revenue	(25,825)	(3,442)

Net cash provided by operating activities	116,554	105,656

INVESTING ACTIVITIES:
Payments for acquisition of businesses, net of cash acquired	(25,575)	(3,235)
Capital expenditures	(9,739)	(7,882)
Other investing activities, net	(5,036)	(2,452)

Net cash used in investing activities	(40,350)	(13,569)

FINANCING ACTIVITIES:
Settlement of convertible senior notes	(81,729)	—
Proceeds from the exercise of common stock options	43,721	25,526
Proceeds from employee stock purchase plan contributions	7,112	5,772
Payments for repurchase and retirement of common stock	—	(6,255)
Other financing activities	—	(73)

Net cash (used in) provided by financing activities	(30,896)	24,970

Effect of exchange rate changes on cash, cash equivalents and restricted cash	554	(2,599)

Net increase in cash, cash equivalents and restricted cash	45,862	114,458
Cash, cash equivalents and restricted cash at beginning of year	467,576	316,958

Cash, cash equivalents and restricted cash at end of period	$513,438	$431,416

Change in Presentation of Revenue and Cost of Revenue

Effective in the first quarter of 2024, the Company changed the presentation of revenue and cost of revenue in its Consolidated Statements of Operations to combine the financial statement line items (“FSLIs”) labeled “Software related services”, “Client engineering services” and “Other” into one FSLI labeled “Engineering services and other”. The change in presentation has been applied retrospectively and does not affect the software revenue, total revenue, software cost of revenue or total cost of revenue amounts previously reported or have any effect on segment reporting.

Financial Results

The following table provides a reconciliation of Non-GAAP net income and Non-GAAP net income per share – diluted, to net income (loss) and net income (loss) per share – diluted, the most comparable GAAP financial measures:

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2024	2023	2024	2023
Net income (loss)	$1,779	$(4,362)	$13,179	$(28,601)
Stock-based compensation expense	17,356	20,526	50,710	66,423
Amortization of intangible assets	9,246	7,704	24,313	23,143
Non-cash interest expense	310	469	1,204	1,399
Impact of non-GAAP tax rate (1)	(3,721)	(10,997)	(14,564)	(8,897)
Special adjustments and other (2)	(3,756)	(658)	(2,622)	4,212

Non-GAAP net income	$21,214	$12,682	$72,220	$57,679

Net income (loss) per share, diluted	$0.02	$(0.05)	$0.15	$(0.36)
Non-GAAP net income per share, diluted	$0.24	$0.15	$0.82	$0.68
GAAP diluted shares outstanding	88,425	80,431	87,854	80,204
Non-GAAP diluted shares outstanding	88,425	85,347	87,854	84,857

(1)

For the three and nine months ended September 30, 2024, the Company used a non-GAAP effective tax rate of 25%. For the three and nine months ended September 30, 2023, the Company used a non-GAAP effective tax rate of 26%.

(2)

The three months ended September 30, 2024, includes $3.8 million of currency gains on acquisition-related intercompany loans. The three months ended September 30, 2023, includes a $3.5 million gain from the mark-to-market adjustment of contingent consideration associated with the World Programming acquisition and $2.8 million of currency losses on acquisition-related intercompany loans. The nine months ended September 30, 2024, includes $2.8 million of currency gains on acquisition-related intercompany loans, and a $0.2 million loss from the mark-to-market adjustment of contingent consideration associated with the World Programming acquisition. The nine months ended September 30, 2023, includes a $4.5 million loss from the mark-to-market adjustment of contingent consideration associated with the World Programming acquisition and $0.3 million of currency gains on acquisition-related intercompany loans.

The following table provides a reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure:

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net income (loss)	$1,779	$(4,362)	$13,179	$(28,601)
Income tax (benefit) expense	3,350	(6,541)	9,509	11,369
Stock-based compensation expense	17,356	20,526	50,710	66,423
Interest expense	1,317	1,529	4,497	4,583
Depreciation and amortization	11,563	9,783	31,120	29,271
Special adjustments, interest income and other (1)	(9,660)	(5,481)	(20,144)	(7,480)

Adjusted EBITDA	$25,705	$15,454	$88,871	$75,565

(1)

The three months ended September 30, 2024, includes $5.9 million of interest income and $3.8 million of currency gains on acquisition-related intercompany loans. The three months ended September 30, 2023, includes $4.8 million of interest income, a $3.5 million gain from the mark-to-market adjustment of contingent consideration associated with the World Programming acquisition, and $2.8 million currency losses on acquisition-related intercompany loans. The nine months ended September 30, 2024, includes $17.5 million of interest income, $2.8 million of currency gains on acquisition-related intercompany loans, and a $0.2 million loss from the mark-to-market adjustment of contingent consideration associated with the World Programming acquisition. The nine months ended September 30, 2023, includes $11.7 million of interest income, a $4.5 million loss from the mark-to-market adjustment of contingent consideration associated with the World Programming acquisition, and $0.3 million currency gains on acquisition-related intercompany loans.

The following table provides a reconciliation of Free Cash Flow to net cash provided by operating activities, the most comparable GAAP financial measure:

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$14,547	$16,427	$116,554	$105,656
Capital expenditures	(4,735)	(1,698)	(9,739)	(7,882)

Free cash flow	$9,812	$14,729	$106,815	$97,774

The following table provides a reconciliation of Non-GAAP gross profit to gross profit, the most comparable GAAP financial measure, and a comparison of Non-GAAP gross margin (Non-GAAP gross profit as a percentage of total revenue) to gross margin (gross profit as a percentage of total revenue), the most comparable GAAP financial measure:

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Gross profit	$121,435	$104,917	$381,733	$348,580
Stock-based compensation expense	2,131	2,468	6,230	7,792

Non-GAAP gross profit	$123,566	$107,385	$387,963	$356,372

Gross profit margin	80.2%	78.3%	80.7%	79.0%
Non-GAAP gross margin	81.6%	80.1%	82.0%	80.8%

The following table provides a reconciliation of Non-GAAP operating expense to Total operating expense, the most comparable GAAP financial measure:

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Total operating expense	$125,747	$116,181	$375,013	$370,927
Stock-based compensation expense	(15,225)	(18,058)	(44,480)	(58,631)
Amortization	(9,246)	(7,704)	(24,313)	(23,143)
Loss on mark-to-market adjustment of contingent consideration	—	3,493	(189)	(4,494)

Non-GAAP operating expense	$101,276	$93,912	$306,031	$284,659

The following table provides the calculation of non-GAAP diluted common shares and non-GAAP net income per share, diluted:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Numerator:
Non-GAAP net income	$21,214	$12,682	$72,220	$57,679
Interest expense related to convertible notes, net of tax (1)	—	—	—	—

Numerator for non-GAAP diluted income per share	$21,214	$12,682	$72,220	$57,679

Denominator:
Weighted average shares outstanding, basic	84,835	80,431	83,680	80,204
Effect of dilutive shares	3,590	4,916	4,174	4,653

Non-GAAP diluted shares outstanding	88,425	85,347	87,854	84,857

Non-GAAP net income per share, diluted	$0.24	$0.15	$0.82	$0.68

(1)	Interest expense related to the convertible notes has been excluded from the numerator for non-GAAP diluted earnings per share because its effect would have been anti-dilutive.

The following table provides a reconciliation of Billings to revenue, the most comparable GAAP financial measure:

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Revenue	$151,450	$134,003	$473,157	$441,198
Ending deferred revenue	140,835	138,933	140,835	138,933
Beginning deferred revenue	(152,184)	(148,547)	(163,703)	(144,460)
Deferred revenue acquired	(253)	—	(1,825)	—

Billings	$139,848	$124,389	$448,464	$435,671

The following table provides Software revenue, Total revenue, Billings and Adjusted EBITDA on a constant currency basis:

	(Unaudited)
	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023	Increase/ (Decrease) %
(in thousands)	As reported	Currency changes	As adjusted for constant currency	As reported	As reported	As adjusted for constant currency
Software revenue	$138.7	$(0.3)	$138.4	$119.1	16.5%	16.2%
Total revenue	$151.5	$(0.4)	$151.1	$134.0	13.0%	12.8%
Billings	$139.8	$(0.1)	$139.7	$124.4	12.4%	12.3%
Adjusted EBITDA	$25.7	$(0.1)	$25.6	$15.5	66.3%	65.5%

	(Unaudited)
	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023	Increase/ (Decrease) %
(in thousands)	As reported	Currency changes	As adjusted for constant currency	As reported	As reported	As adjusted for constant currency
Software revenue	$432.5	$4.4	$436.9	$394.0	9.8%	10.9%
Total revenue	$473.2	$4.6	$477.8	$441.2	7.2%	8.3%
Billings	$448.5	$4.5	$453.0	$435.7	2.9%	4.0%
Adjusted EBITDA	$88.9	$3.3	$92.2	$75.6	17.6%	22.0%